EXHIBIT 99.1

 DeVry Inc. Reports Fiscal 2007 Fourth-Quarter and Year-End Results;
                       Record Net Income, Up 77%

 DeVry University New Undergraduate Students Increased 9.7 Percent and
          Total Undergraduate Students Increased 9.8 Percent


    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Aug. 13, 2007--DeVry Inc. -- (NYSE: DV), an international higher education company, reported financial results for the fiscal 2007 fourth quarter and year end. DeVry Inc. also announced enrollments at DeVry University, Keller Graduate School of Management, Ross University and Chamberlain College of Nursing.

    Revenues for the fourth quarter of fiscal 2007 increased 8.5 percent to $232.8 million, compared with $214.7 million for the same quarter a year ago. Full-year fiscal 2007 revenues were up 11.2 percent to $933.5 million, compared to $839.5 million last year. The revenue increase is being driven by enrollment growth across all of the company's operating segments.

    Net income increased 35 percent for the quarter to $15.9 million, or $0.22 per fully diluted share, compared with $11.8 million, or $0.17 per fully diluted share, for the same period last year. For the twelve months of fiscal 2007, net income increased 77 percent to a record $76.2 million, or $1.07 per fully diluted share, compared with $43.1 million, or $0.61 per fully diluted share, for the twelve months of fiscal 2006.

    These results include the impact of real estate sales and severance charges. Fiscal 2007 full-year results include pre-tax gains totaling approximately $20.8 million from the sale of the West Hills facility in the first quarter and Tinley Park excess land in the third quarter. Partially offsetting these gains is a $6.3 million severance charge related to workforce reductions at DeVry University campuses, with $1.1 million occurring in the third quarter and $5.2 million in the fourth quarter, consistent with the company's announcement in April 2007. Non-GAAP earnings per share would be $0.26 in the quarter excluding the impact of the severance charge and $0.94 for the full year excluding the real estate gains and severance charges (see "Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule").

    Full-year results for fiscal years 2007 and 2006 reflect a revision in the presentation of the income statement, whereby interest income is no longer included in the revenue line. Interest income is now presented with interest expense below the operating income line. This revision provides a better presentation of operating income and comparison of interest income and interest expense. Through a Form 8-K filing today, the company provided revised income statements for the last three fiscal years in total and for the last two fiscal years by quarter.

    "We achieved record earnings this fiscal year only two years following the launch of our turnaround plan, and I'm pleased to say that DeVry is back on a growth plan," said Daniel M. Hamburger, president and chief executive officer. "We see tremendous opportunity in front of us and look forward to continuing the positive momentum in fiscal 2008 and beyond."

    At DeVry University and its Keller Graduate School of Management, enrollments continued to increase in summer 2007. New undergraduate student enrollment in summer 2007 increased 9.7 percent to 13,906 students, compared with 12,671 students in summer 2006. Total undergraduate student enrollment in summer 2007 increased 9.8 percent to 40,774 students, compared with 37,132 students in the previous year.

    For the May 2007 session, the number of graduate coursetakers increased 8.7 percent to 14,290 coursetakers, compared with 13,148 coursetakers in May 2007. In the July 2007 session, graduate coursetakers increased 11.1 percent to 14,023 coursetakers from 12,617 in the previous year.

    The total number of online undergraduate and graduate coursetakers at DeVry University in summer 2007 increased 26.0 percent to 36,001 coursetakers, compared with 28,580 coursetakers last year.

    During the fourth quarter, DeVry University opened a new university center in Nashville, Tenn., which will offer Associate, Bachelor's and Master's degree programs. A new university center was also opened in the Detroit area, offering a Bachelor's degree-completion program well suited to the needs of adult workers seeking to change careers. Recently DeVry University announced its plans to open its 87th location with a new center in Bakersfield, Calif. Continuing its real estate optimization efforts, the University recently signed a new lease for its Dallas facility, which significantly decreased its leased space and will result in annualized savings of approximately $900,000. For a list of selected examples of real estate optimization actions to date, refer to chart 2.

    At Ross University, new students decreased 5.2 percent to 416 in the May 2007 term, compared with 439 students in the same term last year. The decrease is related to a higher number of transfer students in the May 2006 term when Ross enrolled 109 students from another school. Total students increased 9.9 percent to 3,767, compared with 3,428 last year.

    In summer 2007, Chamberlain College of Nursing enrolled 1,089 students, compared with 594 students at the same time last year, an increase of 83.3 percent. The increase in enrollments is being driven by the continued demand for nurses and the opening of the Chamberlain campus in Columbus, Ohio, in March 2007.

    During fiscal 2007, more than 47,000 students enrolled in Becker Professional Review exam preparation courses, compared with approximately 43,000 students in fiscal 2006. Becker posted record revenue of $67.9 million for the 2007 fiscal year, compared to approximately $53.6 million for fiscal 2006.

    In November 2006, the company adopted a stock repurchase program which allows for the repurchase of up to $35 million of its common stock over a two-year period. During the fourth quarter, the company repurchased approximately 161,900 shares of DeVry common stock for approximately $5.2 million. To date, approximately 355,500 shares of DeVry stock have been purchased on the open market as part of this program for a total of $10.5 million.

    DeVry Inc. will hold a conference call to discuss its fiscal 2007 fourth-quarter and year-end results on August 13, 2007, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

    For those wishing to participate by telephone, dial 800-299-7635 (domestic) or 617-786-2901 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the Webcast through the Investor Relations section of the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880& eventID=1601844. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

    Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

    The company will archive a telephone replay of the call until August 27, 2007. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 97269503. To access the Webcast replay, please visit the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880& eventID=1601844. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

    About DeVry Inc.

    DeVry Inc. (NYSE: DV) is the parent organization of DeVry University, Ross University, Chamberlain College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degree programs. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant and chartered financial analyst exams. For more information, visit http://www.devryinc.com.


Selected Operating Data (in thousands,
 except per share data)
-----------------------------------------
                                         Fourth Quarter Ended June 30
                                           2007      2006     Change
                                         -----------------------------
Revenues                                  $232,829  $214,652      8.5%

Net Income                                 $15,947   $11,811     35.0%

Earnings per Share (diluted)                 $0.22     $0.17     29.4%

Weighted average number of common shares
 (diluted)                                  71,784    71,099      1.0%


                                            Full Year Ended June 30
                                           2007      2006     Change
                                         -----------------------------
Revenues                                  $933,473  $839,513     11.2%

Net Income                                 $76,188   $43,053     77.0%

Earnings per Share (diluted)                 $1.07     $0.61     75.4%

Weighted average number of common shares
 (diluted)                                  71,400    70,880      0.7%


Enrollment Results
-------------------------
                             Summer 2007       Summer 2006     Change
DeVry University/Keller
 Graduate School of
 Management)
New undergraduate
 students (onsite/online)             13,906           12,671     9.7%
Total undergraduate
 students (onsite/online)             40,774           37,132     9.8%

                                   July 2007        July 2006   Change
Graduate coursetakers (1)             14,023           12,617    11.1%
Online coursetakers (1)               36,593           28,580    26.0%

                                    May 2007         May 2006   Change
Graduate coursetakers (1)             14,290           13,148     8.7%

                                 Summer 2007      Summer 2006   Change
Chamberlain College of
 Nursing                               1,089              594    83.3%

                                    May 2007         May 2006   Change
Ross University
New students                             416              439   (5.2)%
Total students                         3,767            3,428     9.9%


                                                               Average
                                      Period    % Employed(2)   Salary
Graduate Employment
 Statistics
-------------------------
DeVry University
 (Undergraduate)         Feb 06-Jun06-Oct 06             91.9  $41,348

    (1) The term "coursetaker" refers to the number of courses taken by a student. Thus one student taking two courses is counted as two coursetakers.

    (2) Graduates who actively pursued employment or who were already employed when they graduated and held positions in their chosen fields within six months of graduation.

    Use of Non-GAAP Financial Information and Supplemental
Reconciliation Schedule

    The following table illustrates the effects of the gain on the sales of the West Hills facility and excess Tinley Park land and the separation plan severance on the company's earnings. The non-GAAP disclosure of earnings is not preferable to GAAP net income but is shown as a supplement to such disclosure for comparability to the year-ago fourth-quarter and full-year periods ended June 30 (in thousands, except per share data):

                              For The Three Months  For The Full Year
                                 Ended June 30:      Ended June 30:
                                2007       2006      2007      2006
                              ----------------------------------------
Net Income                      $15,947    $11,811  $76,188    $43,053

    Earnings per Share
     (diluted)                    $0.22      $0.17    $1.07      $0.61

Gain on Sale of Assets (net of
 tax)                              $261         --  $12,672       $273

    Earnings per Share
     (diluted)                       --         --    $0.18         --

Separation Plan Severance (net
 of tax)                        $(3,153)        --  $(3,807)        --

    Earnings per Share
     (diluted)                   $(0.04)        --   $(0.05)        --

Net Income Excluding the Gain
 on Facility and Land Sales
 and Separation Plan Severance  $18,839    $11,811  $67,323    $42,780

    Earnings per Share
     (diluted)                    $0.26      $0.17    $0.94      $0.61

    Supplemental Company Data:

    Chart 1 - Historical DeVry University Undergraduate Enrollments


Chart 2 - Real Estate Optimization Strategy
Selected examples of DeVry's real estate optimization efforts to date.

Date  Site         Actions                   Impact
12/04 Denver       Facility sale             Proceeds of $2 million
12/04 Houston      Excess land               Proceeds of $600,000
 8/06 Philadelphia Excess parking            Proceeds of $1 million
 9/06 West Hills   Facility sale             Proceeds of $36 million
 9/06 DuPage       Co-location of academics  $360,000 annualized
                                              savings
 9/06 Phoenix      Co-location of online     $160,000 annualized
                    recruitment               savings
 3/07 Columbus     Co-location of            $250,000 annualized
                    Chamberlain               savings
 5/07 Calgary      Sublease excess space     $700,000 annualized
                                              savings
 5/07 Pomona       Excess parking            $190,000 annualized
                                              savings
 7/07 Dallas       Leased 60% of existing    $900,000 annualized
                    space                     savings

    Chart 3 - DeVry Inc. Enrollments by Degree and Program Level


    Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2006 and filed with the Securities and Exchange Commission on September 13, 2006.


                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
----------------------------------------------------------------------

                             PRELIMINARY

                                                     June 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------

ASSETS:

  Current Assets:
  ------------------------------------------

    Cash and Cash Equivalents                   $129,155     $130,583
    Restricted Cash                               14,483       20,632
    Accounts Receivable, Net                      43,084       46,567
    Inventories                                      141          133
    Deferred Income Taxes, Net                    13,915       13,700
    Prepaid Expenses and Other                    18,207       16,458
                                             ------------ ------------

      Total Current Assets                       218,985      228,073
                                             ------------ ------------

  Land, Buildings and Equipment:
  ------------------------------------------

    Land                                          60,570       67,756
    Buildings                                    218,836      222,059
    Equipment                                    260,847      245,360
    Construction In Progress                      15,816        9,057
                                             ------------ ------------

                                                 556,069      544,232

    Accumulated Depreciation and
     Amortization                               (296,742)    (271,306)
                                             ------------ ------------

      Land, Buildings and Equipment, Net         259,327      272,926
                                             ------------ ------------

  Other Assets:
  ------------------------------------------

    Intangible Assets, Net                        56,920       63,762
    Goodwill                                     291,113      291,113
    Perkins Program Fund, Net                     13,450       13,450
    Other Assets                                   4,318        3,158
                                             ------------ ------------

      Total Other Assets                         365,801      371,483
                                             ------------ ------------

  TOTAL ASSETS                                  $844,113     $872,482
                                             ============ ============


                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
----------------------------------------------------------------------

                             PRELIMINARY

                                                     June 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------

LIABILITIES:

  Current Liabilities:
  ------------------------------------------

    Current Maturities of Debt                        $-      $60,000
    Accounts Payable                              34,295       39,677
    Accrued Salaries, Wages and Benefits          47,093       35,600
    Accrued Expenses                              32,737       27,639
    Advance Tuition Payments                      14,402       16,584
    Deferred Tuition Revenue                      37,348       31,769
                                             ------------ ------------

      Total Current Liabilities                  165,875      211,269
                                             ------------ ------------

  Non-Current Liabilities
  ------------------------------------------

    Revolving Loan                                     -            -
    Senior Notes                                       -       65,000
    Deferred Income Taxes, Net                    18,343       12,564
    Accrued Post-employment Agreements             4,901        5,594
    Deferred Rent and Other                       13,028       13,448
                                             ------------ ------------

      Total Non-Current Liabilities               36,272       96,606
                                             ------------ ------------

  TOTAL LIABILITIES                              202,147      307,875
                                             ------------ ------------

COMMITMENTS AND CONTINGENCIES (Note 13)

SHAREHOLDERS' EQUITY:

  Common Stock, $0.01 Par Value, 200,000,000
   Shares Authorized; 71,131,000 and
   70,757,000 Shares Outstanding at June 30,
   2007 and 2006, Respectively                       716          708
  Additional Paid-in Capital                     143,580      124,550
  Retained Earnings                              510,979      441,893
  Accumulated Other Comprehensive (Loss)
   Income                                           (918)        (424)
  Treasury Stock, at Cost (436,786 and
   97,770 Shares, Respectively)                  (12,391)      (2,120)
                                             ------------ ------------

  TOTAL SHAREHOLDERS' EQUITY                     641,966      564,607
                                             ------------ ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $844,113     $872,482
                                             ============ ============


                              DEVRY INC.
                  CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------------------------
         (Dollars in Thousands Except for Per Share Amounts)

                             PRELIMINARY



                       For The Quarter           For The Year
                       Ended June 30,           Ended June 30,
                     ------------------- -----------------------------

                       2007      2006      2007      2006      2005
                     --------- --------- --------- --------- ---------

REVENUES:
  Tuition            $216,810  $199,429  $862,660  $781,813  $737,132
  Other Educational    16,019    15,223    70,813    57,700    43,530
                     --------- --------- --------- --------- ---------

    Total Revenues    232,829   214,652   933,473   839,513   780,662
                     --------- --------- --------- --------- ---------

OPERATING COSTS AND
 EXPENSES:
  Cost of
   Educational
   Services           120,022   114,406   486,721   453,066   434,408
  Separation Plan
   Severance            5,155         -     6,252         -     8,751
  Gain on Sale of
   Assets                   -         -   (20,812)     (451)        -
  Student Services
   and
   Administrative
   Expense             89,706    84,234   359,025   323,010   307,362
                     --------- --------- --------- --------- ---------

    Total Operating
     Costs and
     Expenses         214,883   198,640   831,186   775,625   750,521
                     --------- --------- --------- --------- ---------

Operating Income       17,946    16,012   102,287    63,888    30,141

INTEREST:
  Interest Income       2,111     1,791     7,437     3,785       642
  Interest Expense       (121)   (2,439)   (4,784)  (10,190)   (9,047)
                     --------- --------- --------- --------- ---------

    Net Interest
     Income
     (Expense)          1,990      (648)    2,653    (6,405)   (8,405)
                     --------- --------- --------- --------- ---------

Income Before Income
 Taxes and
 Cumulative Effect
 of Change in
 Accounting            19,936    15,364   104,940    57,483    21,736

Income Tax Provision    3,989     3,553    28,752    14,430     5,535
                     --------- --------- --------- --------- ---------

Income Before
 Cumulative Effect
 of Change in
 Accounting            15,947    11,811    76,188    43,053    16,201

Cumulative Effect of
 Change in
 Accounting, Net of
 Tax                        -         -         -         -     1,810
                     --------- --------- --------- --------- ---------

NET INCOME            $15,947   $11,811   $76,188   $43,053   $18,011
                     ========= ========= ========= ========= =========

EARNINGS PER COMMON
 SHARE
  Basic
    Income Before
     Cumulative
     Effect of
     Change in
     Accounting         $0.22     $0.17     $1.07     $0.61     $0.24
    Cumulative
     Effect of
     Change in
     Accounting             -         -         -         -      0.02
                     --------- --------- --------- --------- ---------
    Net Income          $0.22     $0.17     $1.07     $0.61     $0.26
                     ========= ========= ========= ========= =========
  Diluted
    Income Before
     Cumulative
     Effect of
     Change in
     Accounting         $0.22     $0.17     $1.07     $0.61     $0.24
    Cumulative
     Effect of
     Change in
     Accounting             -         -         -         -      0.02
                     --------- --------- --------- --------- ---------
    Net Income          $0.22     $0.17     $1.07     $0.61     $0.26
                     ========= ========= ========= ========= =========


Cash Dividend
 Declared per Common
 Share                  $0.05        $-     $0.10        $-        $-
                     ========= ========= ========= ========= =========


                              DEVRY INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in Thousands)
----------------------------------------------------------------------

                             PRELIMINARY

                                          For The Year Ended June 30,
                                         -----------------------------
                                           2007      2006      2005
                                         --------- --------- ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                            $76,188   $43,053   $17,752
    Adjustments to Reconcile Net Income
     to Net
      Cash Provided by Operating
       Activities:

      Stock-Based Compensation Charge       5,428     4,339    13,011
      Depreciation                         35,979    37,616    42,353
      Amortization                          8,028    10,492    15,213
      Provision for Refunds and
       Uncollectible Accounts              51,240    47,271    43,521
      Deferred Income Taxes                 4,592    (2,941)   (7,994)
      (Gain) Loss on Disposals of Land,
       Buildings and Equipment            (20,452)     (260)      803
      Changes in Assets and Liabilities,
       Net of Effects from
        Acquisitions of Businesses:
            Restricted Cash                 6,153    (6,755)     (412)
            Accounts Receivable           (47,739)  (55,123)  (54,267)
            Inventories                        (2)       45     3,131
            Prepaid Expenses And Other     (5,223)   (3,141)    2,153
            Perkins Program Fund
             Contribution and Other             -        12      (764)
            Accounts Payable               (5,384)    9,172     2,852
            Accrued Salaries, Wages,
             Expenses and Benefits         13,002    (3,915)   12,465
            Advance Tuition Payments       (2,213)    1,888    (2,299)
            Deferred Tuition Revenue        5,579     9,069        40
                                         --------- --------- ---------

    NET CASH PROVIDED BY OPERATING
     ACTIVITIES                           125,176    90,822    87,558
                                         --------- --------- ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital Expenditures                  (38,558)  (25,265)  (42,909)
    Net Proceeds from Sales of Land and
     Building                              36,642     1,798         -
    Payments for Purchases of Businesses,
     Net of Cash Acquired                       -    (2,530)   (4,861)
                                         --------- --------- ---------

    NET CASH USED IN INVESTING
     ACTIVITIES                            (1,916)  (25,997)  (47,770)
                                         --------- --------- ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from Exercise of Stock
     Options                               12,946     3,598     1,091
    Proceeds from Stock Issued Under
     Employee Stock Purchase Plan             927       336         -
    Repurchase of Common Stock for
     Treasury                             (10,534)        -         -
    Cash Dividends Paid                    (3,545)        -         -
    Excess Tax Benefit from Stock-Based
     Payments                                 972       532         -
    Proceeds from Revolving Credit
     Facility                              40,000         -    45,000
    Repayments Under Revolving Credit
     Facility                             (50,000)  (90,000)  (70,000)
    Repayments Under Senior Notes        (115,000)  (10,000)        -
                                         --------- --------- ---------

    NET CASH USED IN FINANCING
     ACTIVITIES                          (124,234)  (95,534)  (23,909)
                                         --------- --------- ---------

Effects of Exchange Rate Differences         (454)     (531)     (283)
                                         --------- --------- ---------

NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS                               (1,428)  (31,240)   15,596

Cash and Cash Equivalents at Beginning
 of Year                                  130,583   161,823   146,227
                                         --------- --------- ---------

Cash and Cash Equivalents at End of
 Year                                    $129,155  $130,583  $161,823
                                         ========= ========= =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
  Cash Paid During the Year for:
    Interest                               $4,752    $9,214    $7,063
    Income Taxes, Net                      18,100    24,103     7,450

  Non-cash Financing Activity:
    Declaration of Cash Dividends to be
     Paid                                   3,557         -         -

    CONTACT: DeVry Inc.
             Investor Contact:
             Joan Bates
             jbates@devry.com
             630-574-1949
             or
             Dresner Corporate Services
             Media Contact:
             David Gutierrez
             dgutierrez@dresnerco.com
             312-780-7204